UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 26, 2020

ENBRIDGE INC.

(Exact Name of Registrant as Specified in Charter)

Canada	001-15254	98-0377957
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200, 425 - 1st Street S.W.

Calgary, Alberta, Canada T2P 3L8

(Address of Principal Executive Offices) (Zip Code)

1-403-231-3900

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	ENB	New York Stock Exchange
6.375% Fixed-to-Floating Rate Subordinated Notes Series 2018-B due 2078	ENBA	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 26, 2020, Patrick R. Murray was appointed Senior Vice President & Chief Accounting Officer of Enbridge Inc. (“Enbridge”) effective June 1, 2020. Mr. Murray, 45, previously served as Vice President, Financial Planning, Analysis & Controller from 2018 to 2020, as Vice President, Financial Planning & Analysis from 2017 to 2018 and as Vice President, Treasury from 2014 to 2017. Mr. Murray joined Enbridge in 1997 and has held a number of positions of increasing responsibility within the Finance group. There is no arrangement or understanding between Mr. Murray and any other person pursuant to which he was appointed and there are no family relationships between Mr. Murray and any director or executive officer of Enbridge. Mr. Murray has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. In connection with his appointment, Mr. Murray will receive a base salary of C$317,000. Mr. Murray will also be eligible to earn an annual discretionary bonus under Enbridge’s Short Term Incentive Plan, with a target of 50% of his base salary, and Mr. Murray’s 2021 incentive target under Enbridge’s 2019 Long Term Incentive Plan will be 150% of his base salary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENBRIDGE INC. (Registrant)

Date: May 29, 2020	By:	/s/ Karen K.L. Uehara
Karen K.L. Uehara Vice President & Corporate Secretary (Duly Authorized Officer)